RESTATED AGREEMENT
                       BETWEEN HYMEDIX INTERNATIONAL, INC.
                                       AND
                               PROCYTE CORPORATION

         This RESTATED AGREEMENT (this "Agreement"), dated as of NOVEMBER 20TH 1997, is entered into by and between PROCYTE CORPORATION, a Washington corporation ("ProCyte"), and HYMEDIX INTERNATIONAL, INC., a Delaware corporation ("Hymedix").

                                    RECITALS

         A. ProCyte and Hymedix entered into an agreement dated as of November 15, 1995 relating to certain polymer technology of Hymedix (the "Original Agreement").

         B. The parties now desire to amend and restate the Original Agreement as set forth below, which among other things reduces the scope of ProCyte's license rights, changes the consideration to be paid by ProCyte (i.e., to a one time payment and delivery of material) and reduces certain obligations of the parties to each other.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the promises and covenants contained herein, the parties agree as follows:

SECTION 1.  DEFINITIONS

         As used herein:

         1.1 "Affiliate" shall mean, with respect to a party, any other business entity which directly or indirectly controls, is controlled by, or is under common control with, the party. The direct or indirect ownership of at least fifty percent (50%) of the voting securities of a business entity, or of an interest in the assets, profits or earnings of a business entity, shall be deemed to constitute control of the business entity. The current Affiliate of Hymedix is its parent corporation Hymedix, Inc., a Delaware corporation. ProCyte currently has no Affiliates.

         1.2 "Europa Agreement" shall mean the Distribution, Know-how Transfer, Licensing and Manufacturing and Supply Agreement dated August 21, 1995 between Europa Magnetics Corporation Limited. incorporated under the laws of England ("Europa"), and Hymedix, as supplemented and amended by a Supplemental Agreement dated November 15, 1995.

         1.3 "Excluded Territory" shall mean the countries set forth in Exhibit
1.3 attached hereto so long as the Europa Agreement is in effect.

         1.4 "FDA" shall mean the U.S. Food and Drug Administration or any successor entity thereto.

         1.5 "Field" shall mean wound care, including, but not limited to, the treatment, management or care of any acute or chronic wound by dressings, by the delivery of drugs or other agents to the wounds or by other methods or products, whether such wound is caused, for example, by diabetic, venous stasis or decubitus ulcers, by injury, by surgery, by bums or by other events or means.

         1.6 "Important Patent Rights" shall mean those patents and patents issuing on those patent applications identified in paragraphs 1, 3, 5, 10, 11 and 15 of Exhibit 1.8 (i.e., U.S. patents nos. 4,943,618, 5,252,692, 4,379,874,
4,420,589, 4,331,783 and U.S. patent application no. 08/201,357), and any foreign counterparts, divisions, extensions, reexaminations, reissues, substitutions. renewals, continuations or continuations in part thereof.

         1.7 "Licensed Technology" shall mean the Patent Rights and all copyrights, trade secrets and know-how owned or controlled (including licensed) by Hymedix or an Affiliate of Hymedix as of the date of the Original Agreement or thereafter (including after the date hereof) relating to polymers, hydrogels or drug delivery, including, but not limited to, HYPAN structural hydrogels, HYPAN transient network hydrogels, HYPAN, Ionic HYPAN SA. Taupan, Tpan, HyQ and any improvements thereto. Trade secrets and know-how include, but are not limited to, data, materials, scientific and technical information, formulations, methods of manufacture, mechanisms of action. sources, clinical uses and results, regulatory filings, testing protocols, packaging, suppliers of raw materials and packaging, etc.

         1.8 "Patent Rights" shall mean the patents and patent applications set forth in Exhibit 1.8 attached hereto, any foreign counterparts thereof, any other patents or patent applications owned or controlled (including licensed) by Hymedix or its Affiliates as of the date of the Original Agreement or thereafter (including after the date hereof) relating to polymers, hydrogels or drug delivery in the Territory and any patents issuing thereon and any divisions, extensions. reexaminations.

reissues. substitutions, renewals. continuations or continuations in part thereof.

         1.9 "Product" shall mean any product for the Field that incorporates, is based on or is made through the use of, any of the Licensed Technology and that uses absorbent polymers in the form of beads, pellets, strands or similar form, which are encased in or incorporated into a permeable encasement.

         1.10 "SKY" shall mean S.K.Y. Polymers, Inc., a Delaware corporation, that is majority-owned and controlled by Dr. Vladimir Stoy.

         1.11 "Territory" shall mean the entire world, except the Excluded Territory shall be excluded to the extent the Licensed Technology for the Field is licensed to Europa under the Europa Agreement for the Field. The Territory shall be increased to the extent countries comprising the Excluded Territory are dropped from the territory covered by the Europa Agreement or to the extent Europa's license rights under the Europa Agreement to the Intellectual Property (as defined in the Europa Agreement), which is included in the Licensed Technology, are reduced.

SECTION 2. GRANT OF RIGHTS

         Subject to the terms of this Agreement, Hymedix hereby grants to ProCyte the sole and exclusive license under the Licensed Technology to make, have made, use and sell Products in the Territory for the Field. The foregoing license shall be exclusive even as to Hymedix and its Affiliates and shall include the right of ProCyte to sublicense others. ProCyte shall notify Hymedix within ten (10) days after granting any sublicenses.

SECTION 3. PAYMENT

         ProCyte shall pay Hymedix one hundred twenty-five thousand dollars ($125,000) within ten (10) days of the date of this Amendment as a payment in full for all of the obligations, licenses, representations and warranties of Hymedix, under the Agreement and shall not be obligated to make any further payments to Hymedix under the Original Agreement or this Agreement, except for royalties accruing under the Original Agreement through the date of this Agreement. In addition, in the event the Europa Agreement is modified, amended, terminated or adjusted to the satisfaction of ProCyte, such that the "Territory" hereunder becomes worldwide, ProCyte shall pay Hymedix twenty-five thousand dollars ($25,000) within ten (10) days after receiving written confirmation thereof. It is recognized and agreed that Hymedix will retain its rights to the two hundred thousand (200,000) shares of common stock of ProCyte in accordance with the Stock Acquisition Agreement dated as of November 15, 1995 between the parties, the last fifty thousand (50,000) shares of which will vest (and not longer be subject to a risk of forfeiture) on November 15, 1997. Upon payment of such one hundred fifty thousand dollars ($150,000), ProCyte's license under
Section 2 shall become fully paid up, irrevocable and non-terminable by Hymedix.

SECTION 4. SUPPLY OF MATERIAL

         4.1 Pan from ProCyte

         Within ten (10) days after the date of this Amendment, ProCyte will ship to Hymedix with freight prepaid and without charge to Hymedix approximately 12,000 lbs. of polyacrylonitrile type A.

         4.2 Pan from Hymedix

         Hymedix shall have no further obligation to supply polyacrvlonitrile type A under Section 6.1 of the Original Agreement.

SECTION 5. CONFIDENTIALITY

         For a period of five (5) years after the date first written above, each party shall keep confidential and not disclose or use (except as contemplated by this Agreement) any proprietary or confidential information received from the other party. The foregoing obligation of nondisclosure and nonuse shall not apply to any information which (a) is independently developed by the other party as shown by suitable documentary evidence, (b) is already known to the recipient at the time of disclosure, (c) is or becomes public knowledge through no fault of the recipient, (d) is received without an obligation of confidentiality from a third party having the lawful right to disclose same, (e) the disclosing party approves in writing may be disclosed, or (f) is required by law to be disclosed, provided the recipient has used reasonable efforts to secure confidential treatment of the information and given prior written notice to the other party. With respect to Licensed Technology that is proprietary or confidential information, ProCyte may disclose such information to its Affiliates, sublicensees, consultants, outside contractors and clinical investigators, on a need-to-know basis, on condition that such persons or entities agree to keep the information confidential upon substantially the same terms as set forth herein,
(ii) ProCyte or its Affiliates or sublicensees may disclose the information to Governmental or other regulatory authorities to the extent that such disclosure is reasonably necessary to obtain patents 6r authorizations to conduct clinical trials, provided the disclosing party shall request confidential treatment thereof, and
(iii) ProCyte or its Affiliates or sublicensees may disclose the information to the extent necessary to market Products commercially.

         This Section 5 shall, after the date of the Original Agreement, apply to all confidential or proprietary information that the parties disclosed to each other or their Affiliates prior to the date thereof The parties' obligations prior to the date of the Original Agreement are governed by a Mutual Confidentiality and Non-disclosure Agreement dated May 30, 1995.

SECTION 6. JOINT PATENTS

         The parties acknowledge and agree that there are no Joint Pan Patents or Other Joint Patents (as such terms are defined in the Original Agreement).

SECTION 7. PATENT PROSECUTION AND MAINTENANCE

         7.1 Patent Rights

         Hymedix. shall, at its expense, diligently and in good faith file, prosecute, issue and maintain the Important Patent Rights in the United States, Germany, United Kingdom and Japan. Hymedix shall confer with ProCyte and its counsel regarding the filing, prosecution, issuance and maintenance of such Important Patent Rights and shall provide to ProCyte copies of any official action within thirty (30) days of receipt and advance copies of, with the opportunity for ProCyte to discuss and offer proposed changes to, any proposed filing, submission or other correspondence by Hymedix or its licensors and patent counsel. In the event Hymedix elects to abandon or not file on any Important Patent Rights, it shall promptly notify ProCyte (but in any event no later than thirty (30) days in advance of any deadline) and allow and assist ProCyte, at ProCyte's election and expense, to pursue such Important Patent Rights, in which event such Important Patent Rights shall be assigned to ProCyte and nonexclusively licensed to Hymedix by ProCyte for all purposes not related to Products.

         7.2 Cooperation

         Each party shall cooperate and assist the other party in connection with the filing, prosecution, issuance, reexamination and maintenance of Patent Rights. Where appropriate, each party shall sip, or cause to have signed, all documents relating to the patent applications or patents for the Patent Rights.

SECTION 8. ENFORCEMENT OF PATENTS

         8.1 Exclusive License Rights

         Upon learning of the infringement of the Patent Rights in the Territory by a Product made, used or sold by other than ProCyte or its Affiliates or sublicensees, a party shall promptly notify the other party in writing of the infringement and the evidence pertaining to such infringement. ProCyte shall have three (3) months from the date of learning of the infringement to abate the infringement or to file suit against at least one of the infringers, at its sole expense, following consultation with Hymedix. ProCyte shall not be obligated to bring or maintain more than one such suit at any time with respect to infringers of the same patent. If counsel reasonably concludes that Hymedix is a necessary or indispensable party to such suit, ProCyte may use the name of, or join, Hymedix.

         If ProCyte does not bring the suit within the time set forth in the preceding paragraph, Hymedix shall have the right to take whatever action it deems appropriate in its own name or, if required by law, in the name of ProCyte whose exclusive license rights are being infringed.

         All monies recovered upon the final judgment or settlement of any infringement suit shall, after reimbursement of the expenses of the parties bringing any such suit (including reasonable attorneys' fees), be shared by the parties in a ratio of 85:15 where eighty-five percent (85%) goes to the party who brought the suit and fifteen percent (15%) goes to the other party.

         8.2 Assistance

         Both parties shall fully cooperate with and assist each other in matters pertaining to infringement suits brought under Section 8. 1.

         8.3 Settlement

         The party bringing the infringement suit covered by this Section 8 shall not settle the suit or otherwise consent to an adverse judgment in such suit in a manner that diminishes the rights or interests of the other party without the other party's written consent, which consent shall not be unreasonably withheld. The other party shall have the right to participate, at its expense and with counsel of its choosing, in an infringement suit brought by the other party to the extent its rights in any patents or other proprietary rights are being challenged.

SECTION 9. WARRANTIES AND REPRESENTATIONS

         9.1 Both Parties

         Each party hereby represents and warrants to the other that:

         (a) It (i) is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, (ii) has the corporate power and authority and the legal right to own and operate its property and assets, to lease the property and assets it operates under lease, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on its properties, business, financial or other condition or ability to perform its obligations under this Agreement.

         (b) It (i) has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on its behalf and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms.

         (c) All necessary consents, approvals and authorizations of all governmental authorities and other persons required to be obtained in connection with its execution, delivery and performance of this Agreement have been obtained.

         (d) Notwithstanding anything to the contrary in this Agreement, its execution, delivery and performance of this Agreement (i) will not conflict with or violate any requirement of applicable laws or regulations and (ii) will not conflict with, violate or breach or constitute a default or require any consent under any of its contractual obligations.

         9.2 Hymedix

         Hymedix hereby represents and warrants to ProCyte that:

         (a) Notwithstanding anything to the contrary in this Agreement, its execution, delivery and performance of this Agreement will not conflict with, violate, breach or constitute a default or require any consent under any contractual obligations of its Affiliates, including Hymedix, Inc.

         (b) Hymedix and its Affiliates have not granted, and will not grant during the term of this Agreement. any rights or licenses in the Licensed Technology in the Territory for Products.

         (c) All patents and patent applications included in the Patent Rights have been assigned to Hymedix or, with respect to items 16 through 26 on Exhibit 1.8, have been licensed (with right to sublicense) to Hymedix by SKY.

         (d) Except for Licensed Technology licensed by Hymedix from SKY, all the current Licensed Technology is owned by Hymedix and none of it is licensed from third parties. The Licensed Technology is free and clear of any liens, claims, encumbrances or rights of others for use in the Territory for the Field.

         (e) True and correct copies of the Europa Agreement have been delivered to ProCyte, which has not been modified. changed, waived or materially breached in any respect.

         (f) Hymedix or its Affiliates have not received or been notified of any claim of infringement or misappropriation of any alleged rights asserted by another party that relate to the Licensed Technology in the Territory for the Field.

         (g) The making, using and selling of polymers and hydrogels described in the patents and patent applications and other Products based on the Licensed Technology in the Field will not infringe any rights of others and will not require a license from, or royalty payment to, another party, other than to SKY, which Hymedix shall pay.

         (h) Hymedix and its Affiliates are not aware of any patents. pending patent applications or proprietary rights of any third party which could materially affect the ability of ProCyte to use the Licensed Technology as licensed hereunder.

         (i) SKY or Dr. Vladimir Stoy does not have any patents, pending patent applications, patentable inventions or trade secrets that have not been licensed to Hymedix and included in the Licensed Technology in the Territory that could be useful for Products.

         (j) All consultants and employees of Hymedix and its Affiliates are obligated to keep confidential and not disclose to others any of the Licensed Technology or information received from ProCyte upon terms, substantially the same as those set forth in Section 5.

         (k) Hymedix and its Affiliates are not aware of any party that has infringed or misappropriated, or is or may soon be infringing, the Licensed Technology in the Territory for the Field.

         9.3 ProCyte

         ProCyte hereby represents and warrants to Hymedix that all consultants and employees of ProCyte are obligated to keep confidential and not disclose to others any of the Licensed Technology or information received from Hymedix upon terms substantially the same as those set forth in Section 5.

SECTION 10. COVENANTS

         Hymedix covenants and agrees that:

         10.1 Hymedix and its Affiliates shall not knowingly sell or provide, whether directly or indirectly, any form of DuPont Pan or other form of polyacrvlonitrile, polymers, HYPAN or product to anyone who Hymedix or its Affiliates know or have reason to suspect will use or sell such material in the Territory for Products.

         10.2 Hymedix shall not increase the rights of Europa in the Excluded Territory for Products without the prior written consent of ProCyte.

SECTION 11. INDEMNIFICATION

         ProCyte shall indemnify and hold harmless Hymedix. its Affiliates, directors, employees and agents from any liability for damage to or loss of property or injury to or death of any persons arising out of ProCyte's possession or use of the Licensed Technology, except to the extent such damage, loss, injury or death results from the negligence or willful misconduct of Hymedix. Upon receipt by Hymedix of any claim or suit with respect to which ProCyte is required to provide indemnification hereunder, Hymedix shall promptly notify ProCyte and permit ProCyte to handle and control the defense of such claim or suit. ProCyte shall have the sole right to settle such claim or suit.

         Hymedix shall indemnify and hold harmless ProCyte, its Affiliates, directors, employees and agents from any liability, claim. damage, loss, cost or expense (including reasonable attorneys' fees) arising from or related to any breach of this Agreement by Hymedix. (including a breach of representation or warranty).

SECTION 12. TRADEMARKS

         ProCyte shall reassign to Hymedix all right, title and interest in and to the registered trademark "HySorb" that had been assigned to ProCyte pursuant to Section 17.1 of the Original Agreement. ProCyte's right and license to use any trademarks of Hymedix is hereby terminated.

SECTION 13. TERM AND TERMINATION

         13.1 Term

         This Agreement shall remain in full force and effect until the expiration of the last to expire of any patents included in the Patent Rights. Upon expiration of the term of this Agreement, ProCyte shall have a fully paid-up, royalty-free, perpetual license to use the Licensed Technology nonexclusively in the Territory for Products.

         13.2 Termination

         (a) ProCyte shall have the right to terminate this Agreement at any time upon sixty (60) days' prior written notice to Hymedix.

         (b) If ProCyte fails to makes the payment due under Section 3 to Hymedix, Hymedix shall have the right to terminate this Agreement fifteen (15) days after giving ProCyte notice of such failure and Hymedix's intent to terminate unless ProCyte makes such payment within such fifteen (15) day period.

         13.3 Disposition of Products

         Upon termination of this Agreement or a portion of the license, ProCyte (and its Affiliates and sublicensees) shall have the right to complete any work in progress and sell or otherwise dispose of any affected Product within the next twelve (12) months.

SECTION 14. MISCELLANEOUS

         14.1 Counterparts

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.2 Modification

         No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by authorized representatives of the parties.

         14.3 Integration

         This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

         14.4 Severability

         In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         14.5 Independent Contractors

         Nothing in this Agreement shall constitute or be deemed to constitute a partnership or agency between the parties hereto.

         14.6 Headings

         The headings of this Agreement are inserted for convenience only and shall not be used in the interpretation of this Agreement.

         14.7     Survival

         The rights and obligations of the parties under Sections 5, 11, 13.1 (in the case of expiration), and 13.3 and any accrued obligations shall survive expiration or termination of this Agreement.

         14.8 Governing Laws

         This Agreement shall be governed by and construed in accordance with the laws of the State of Washington (regardless of its or any other jurisdiction's choice-of-law principles).

         14.9 Use of Names, Trade Names and Trademarks

         Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of either party hereto (including any contraction, abbreviation or simulation of any of the foregoing) except where, upon advice of counsel, such use is required to comply with any law or regulation of a governing body having jurisdiction over a party or over the making, using or selling of any Product.

         14.10 Notices and Communications

         Any notice or any other communication required or permitted to be given to a party pursuant hereto shall be sufficiently given if delivered personally or by telecopy or express courier service (expenses prepaid) to the address set forth below:

         ProCyte:       ProCyte Corporation
                        P.O. Box 808
                        Redmond, WA  98073
                        U.S.A.
                        Attn: President
                        FAX: (425) 869-8801

         Hymedix:       Hymedix International, Inc.
                        2235 Route 130
                        Dayton, NJ  08810
                        U.S.A.
                        Attn: President
                        FAX: (732) 274-2426

or to such other address as the party shall designate by written notice given to the other party.

         14.11 Waivers

         No waivers of any right under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future right or of any other right arising under this Agreement.

         14.12 Review of Agreement

         This Agreement has been submitted to the scrutiny of both parties and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its being drafted by or for one of the parties.

         14.13 Rights of Bankruptcy

         All rights in the Licensed Technology granted under or pursuant to this Agreement by Hymedix are, and shall otherwise be deemed to be, for purposes of
Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the U.S. Bankruptcy Code. ProCyte, as licensee of such rights under this Agreement, shall retain and may fully exercise all its rights and elections under the U.S. Bankruptcy Code. In the event of the commencement of a bankruptcy proceeding by or against Hymedix under the U.S. Bankruptcy Code, ProCyte shall be entitled to complete access to (or a complete duplicate of. as appropriate) any such intellectual property and all embodiments of such intellectual property, and the same. if not already in ProCyte's possession, shall be promptly delivered to ProCyte (a) upon any such commencement of a bankruptcy proceeding upon ProCyte's written requests therefor, unless Hymedix elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Hymedix and upon written request therefor by ProCyte.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                               PROCYTE CORPORATION


                               BY /s/ John F. Clifford
                                  ______________________________________________


                               HYMEDIX INTERNATIONAL, INC.


                               BY /s/ William Gridley
                                  ______________________________________________

                                   EXHIBIT 1.3

                               Excluded Territory
                                   Afghanistan
                                     Bahrain
                                   Bangladesh
                                     Bhutan
                                     Brunei
                                      Burma
               Republic of China, including Taiwan, Mainland China
                                     Cyprus
                                    Hong Kong
                                      India
                                    Indonesia
                                      Iran
                                      Iraq
                                     Israel
                                      Japan
                                     Jordan
                                    Kampuchea
                             Korea (North and South)
                                     Kuwait
                                      Laos
                                     Lebanon
                                    Malaysia
                                    Maldives
                                Marshall Islands
                                    Mongolia
                                      Nepal
                                      Oman
                                    Pakistan
                                   Philippines
                                      Qatar
                                  Saudi Arabia
                                    Singapore
                                    Sri Lanka
                                      Syria
                                     Turkey
                                    Thailand
                              United Arab Emirates
                                     Vietnam
                              Yemen (Aden and Sana)

                                   EXHIBIT 1.8

                         Patents and Patent Applications

1.   Patent No.:       U.S. Patent No. 4,943,618
     Title:            METHOD FOR PREPARING POLYACRYLONITRILE
                       COPOLYMERS BY HETEROGENEOUS REACTION
                       OF POLYACRYLONITRILE AQUAGEL
     Serial No.:       135,070
     Filed:            December 18, 1987
     Issued:           July 24, 1990
     Assignee:         Hymedix International, Inc.

     Corresponding Foreign:

2.   Appl. No.:        European Application No. 88311824.2
     Title:            METHOD FOR PREPARING POLYACRYLONITRILE
                       COPOLYMERS BY HETEROGENEOUS REACTION
                       OF POLYACRYLONITRILE AQUAGEL
     Status:           Pending

3.   Patent No.:       U. S. Patent No. 5,252,692
     Title:            HYDROPHILIC ACRYLIC COPOLYMERS AND
                       METHOD OF PREPARATION
     Serial No.:       617,177
     Filed:            November 23, 1990
     Issued:           October 12, 1993)
     Assignee:         Hymedix International.  Inc.

4.   Patent No.:       U. S. Patent No. 5,218,039
     Title:            PAN EMULSION
     Serial No.:       043,327
     Filed:            April 28.1987
     Issued:           June 8, 1993
     Assignee:         Hymedix International, Inc.

5.   Patent No.:       U.S. Patent No. 4,379,874
     Title:            POLYMER COMPOSITION COMPRISING
                       POLYACRYLONITRILE POLYMER AND
                       MULTI-BLOCK COPOLYMER
     Serial No.:       166,032
     Filed:            July 7, 1980
     Issued:           April 12, 1983
     Assignee:         Hymedix International, Inc.

                                      -17-

     Corresponding Foreigns:
6.   Patent No.:       EP 094 980
     Title:            POLYMER COMPOSITION COMPRISING
                       POLYACRYLONITRILE POLYMER AND
                       MULTI-BLOCK COPOLYMER

7.   Patent No.:       JP 88028459
     Title:            POLYMER COMPOSITION COMPRISING
                       POLYACRYLONITRILE POLYMER AND MULTI-
                       BLOCK COPOLYMER

8.   Patent No.:       CA 1,177,190
     Title:            POLYMER COMPOSITION COMPRISING
                       POLYACRYLONITRILE POLYMER AND MULTI-
                       BLOCK COPOLYMER

9.   Patent No.:       DE 3278362
     Title:            POLYMER COMPOSITION COMPRISING
                       POLYACRYLONITRILE POLYMER AND MULTI-
                       BLOCK COPOLYMER

10.  Patent No.:       U.S. Patent No. 4,420,589
     Title:            POLYMER COMPOSITION INCLUDING
                       POLYACRYLONITRILE POLYMERS AND
                       PROCESS FOR PREPARING SAME
     Serial No.:       423,731
     Filed:            September 27, 1982
     Issued:           December 13, 1983
     Assignee:         Hymedix International, Inc.

11.  Patent No.:       U. S. Patent No. 4,331,783
     Title:            NOVEL BLOCK COPOLYMERS INCLUDING
                       ACRYLONITRILE SEQUENCES AND GLUTARIMIDE
                       UNITS AND PROCESSES FOR PREPARING SAME
     Serial No.:       188,224
     Filed:            September 17, 1980
     Issued:           May 25, 1982
     Assignee:         Hymedix International, Inc.

                                      -18-

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12.  Patent No.:       U.S. Patent No. 4,369,294
     Title:            NOVEL BLOCK COPOLYMERS INCLUDING
                       ACRYLONITRILE SEQUENCES AND
                       GLUTARDAIDE UNITS AND PROCESSES
                       FOR PREPARING SAME
     Serial No.:       323,468
     Filed:            November 20, 1981
     Issued:           January 18, 1983
     Assignee:         Hymedix International, Inc.

13.  Patent No.:       U. S. Patent No. 4,337,327
     Title:            NOVEL BLOCK COPOLYMERS INCLUDING
                       ACRYLONITRILE SEQUENCES AND SEQUENCES
                       INCLUDING UNITS DERIVED FROM
                       GLUTARIMIDE UNITS AND PROCESSES FOR
                       PREPARING SAME
     Serial No.:       188,060
     Filed:            September 17, 1980
     Issued:           June 29, 1982
     Assignee:         Hymedix International, Inc.

14.  Patent No.:       U.S. Patent No. 4,370,451
     Title:            NOVEL BLOCK COPOLYMERS, INCLUDING
                       ACRYLONITRILE SEQUENCES AND SEQUENCES
                       INCLUDING UNITS DERIVED FROM
                       GLUTARIMIDE UNITS AND PROCESSES
                       FOR PREPARING SAME
     Serial No.:       346,417
     Filed:            February 8, 1982
     Issued:           January 25, 1983
     Assignee:         Hymedix International, Inc.

15.  Appl. No.:        U.S. Serial No. 08/201,357
     Title:            NOVEL NITROGEN-CONTAINING DRUG FORMS
                       FOR CONTROLLED RELEASE
     Filed:            February 24, 1994
     Status:           Pending
     Assignee:         Hymedix International, Inc.

                                      -19-

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16.  Patent No.:       U.S. Patent No. 4,021,382
     Title:            METHOD FOR THE PREPARATION OF
                       HYDROPHILIC SPONGY GELS
     Serial No.:       434,944
     Filed:            January 21, 1974
     Issued:           May 3, 1977
     Assignee:         Ceskoslovenska akademie ved

17.  Patent No.:       U.S. Patent No. 4,053,442
     Title:            METHOD FOR MANUFACTURING SHAPED
                       ARTICLES FROM MULTI-BLOCK COPOLYMERS
     Serial No.:       605,509
     Filed:            August 18, 1975
     Issued:           October 11, 1977
     Assignee:         Ceskoslovenska akademie ved

18.  Patent No.:       U.S. Patent No. 4,076,921
     Title:            METHOD FOR PRODUCING GLYCOL
                       METHACRYLATE OR GLYCOL ACRYLATE
                       POLYMERS AND COPOLYMERS
     Serial No.:       297,390
     Filed:            October 13, 1972
     Issued:           February 28, 1978
     Assignee:         Ceskoslovenska akademie ved

19.  Patent No.:       U.S. Patent No. 4,107,121
     Title:            IONOGENIC HYDROPFULIC WATER-INSOLUBLE
                       GELS FROM PARTIALLY HYDROLYZED
                       ACRYLONITRILE POLYMERS AND COPOLYMERS,
                       AND A METHOD OF MANUFACTURING SAME
     Serial No.:       633,786
     Filed:            November 20, 1975
     Issued:           August 15, 1978
     Assignee:         Ceskoslovenska akademie ved

20.  Patent No.:       U.S. Patent No. 4,110,529
     Title:            METHOD OF MANUFACTURING SPHERICAL
                       POLYMER PARTICLES FROM POLYMER
                       SOLUTIONS
     Serial No.:       633,787
     Filed:            November 20,1975
     Issued:           August 29, 1978
     Assignee:         Ceskoslovenska akademie ved

                                      -20-
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21.  Patent No.:       U.S. Patent No. 4,123,406
     Title:            METHOD OF PREPARING SHAPED ARTICLES
                       FROM CROSS-LINKED HYDROGELS
     Serial No.:       655,208
     Filed:            February 4, 1976
     Issued:           October 31, 1978
     Assignee:         Ceskoslovenska akademie ved

22.  Patent No.:       U.S. Patent No. 4,172,823
     Title:            METHOD OF PREPARING CROSS-LINKED
                       HYDROGELS
     Serial No.:       927,345
     Filed:            July 24, 1978
     Issued:           October 30, 1979
     Assignee:         Ceskoslovenska akademie ved

23.  Patent No.:       U.S. Patent No. 4,173,606
     Title:            METHOD OF MANUFACTURING SHAPED
                       ARTICLES FROM CRYSTALLINE ACRYLONITRILE
                       POLYMERS AND COPOLYMERS
     Serial No.:       895,366
     Filed:            April 11, 1978
     Issued:           November 6, 1979
     Assignee:         Ceskoslovenska akademie ved

24.  Patent No.:       U.S. Patent No. 4,183,884
     Title:            METHOD FOR MANUFACTURING HYDROGEL
                       TUBES
     Serial No.:       737,051
     Filed:            November 1, 1976
     Issued:           January 15, 1980
     Assignee:         Ceskoslovenska akademie ved

25.  Patent No.:       U.S. Patent No. 4,228,056
     Title:            SHAPED ARTICLES FROM INSOLUBLE
                       HYDROGELS AND METHOD OF MANUFACTURING
                       SAME
     Serial No.:       910,449
     Filed:            May 30, 1978
     Issued:           October 14, 1980
     Assignee:         Ceskoslovenska akademie ved

26.  Patent No.:       U.S. Patent No. 4,634,604
     Title:            METHOD FOR PRODUCING A BIOCONVATIBLE
                       LAYER ON THE SURFACE OF PARTICLES OF
                       POROUS SYNTHETIC SORBENTS
     Serial No.:       622,671
     Filed:            June 20, 1984
     Issued:           January 6, 1987
     Assignee:         Ceskoslovenska akademie ved